Exhibit 10.16

Supplemental Agreement to the Content, Branding, Promotion and Technology Cooperation Agreement

Party A:             Phoenix Satellite Television Holdings Limited

Party B:             Phoenix Online (Beijing) Information Technology Co., Ltd.

For certain reasons, Party B intends to amend certain provisions contained in the agreement between Phoenix TV and Phoenix New Media Regarding Cooperation in the Fields of Content, Brand, Promotion and Technology (the “Cooperation Agreement”) dated November 24, 2009 between Party A and Party B.  Now, upon friendly negotiations, Party A and Party B have agreed as follows:

1.      Both Party A and Party B agree that Sections 11 and 12 of the Cooperation Agreement shall be deleted in their entirety and replaced by the provisions below:

“11.             This Agreement shall last from the date hereof to March 27, 2016 and may be extended at expiration if this Agreement is renewed with necessary amendments by the Parties through friendly negotiation.

12.              If, during the term hereof, material changes have occurred to the structure of Party B’s equity interest, reducing Party A’s controlling voting shares in Party B to 50% or less of the total voting shares, Party A may propose amendment(s) to the service fee under this Agreement, provided, however, that the amount of annual service fee following such amendment shall not be more than 500% of the original.”

2.      This Supplemental Agreement shall be in addition to the Cooperation Agreement. Other than the portions deleted hereby, all the remaining provisions of the Cooperation Agreement shall remain unchanged and be carried out by the Parties.

3.      This Supplemental Agreement shall constitute an integral part of the Cooperation Agreement and have equal validity.

4.      This Supplemental Agreement is prepared in two (2) copies and shall become effective once signed by and affixed with the corporate seal of each Party.

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Party A:             Phoenix Satellite Television Holdings Limited

By:	/s/ Keung Chui
Name:	Keung Chui
Title:	Director
Date:	March 28, 2011

Party B:              Phoenix Online (Beijing) Information Technology Co., Ltd.

By:	/s/ Shuang Liu
Name:	Shuang Liu
Title:	Authorized Representative
Date:	March 28, 2011